Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-217716) of Strategic Storage Growth Trust, Inc. of our report dated March 23, 2017 with respect to the consolidated financial statements of Strategic Storage Growth Trust, Inc. and Subsidiaries as of December 31, 2016 and for the years ended December 31, 2016 and 2015, included in the 2017 Annual Report on Form 10-K of Strategic Storage Growth Trust, Inc.

/s/ CohnReznick LLP

Los Angeles, California

March 21, 2018